Exhibit 3.1

2006 Third-Quarter Results November 14th, 2006

Foreword (1) Doubtful loans = Sofferenze 2006 and 2005 data are IAS/IFRS compliant, including IAS 39 Gruppo Intesa chose not to use the option to revaluate fixed assets at fair value to minimisevolatility of earnings and Shareholders’ Equity The economic effects connected with discontinued operations have been accounted for in its specific caption tax-collection companies sale in 2Q06 (1Q06 and 2005 data have been restated accordingly) doubtful loans(1) sale in 2005For comparison purposes, 2005 P/L data have also been restated by consolidating line by line UPI Banka - included in the full consolidation area starting from 1Q06 - and recognising its Net Income in the Minority Interests caption deconsolidating line by line Nextra and Banco Wiese Sudameris, both no longer included in the full consolidation area from 1Q06. Nextra Net Income is recognised in P/L on Investments carried at equity and that of Banco Wiese Sudameris in Net Income after tax from discontinued operations 2006 and 2005 data include line by line Cariparma, FriulAdria and the branches under disposal to Crédit Agricole

9M06 Operating Income at €7,795m (+8.0% vs 9M05) 9M06 Operating Margin at €3,837m (+12.1% vs 9M05) 9M06 Net Income at €2,173m (+17.8% vs 9M05) 9M06 Cost/Income ratio down to 50.8% vs 54.6% FY05 and 52.6% 9M05, in spite of acceleration of growth-related expenses and investments 9M06 EVA® at €1,095m (+19% vs 9M05) Annualised ROE(1) at 18.9% Solid top-line growth in all Divisions Sustained volume growth (Loans to Customers +11.8% and Direct Customer Deposits +7.8% vs 9M05) Balance Sheet strength confirmed: Net Doubtful Loans / Loans at 0.9% and Core Tier1 ratio at 7.3% 9M06 Confirms the Sustained Growth Trend and an High Level of Efficiency(1) Ratio between Net Income for the period and period-end sum of Share Capital, Share Premium Reserve, Reserves and Valuation Reserves

Results at a Glance: 9M06 vs 9M05

Two-digit Growth in Operating Margin and Improvement in Efficiency

Operating Income



(€ m)
7,218
+8.0%
7,795
9M05
9M06

Operating Costs



(€ m)
3,796
+4.3%
3,958
9M05
9M06

Cost / Income Ratio



(%)
52.6
-1.8 p.p.
50.8
9M05
9M06

Operating Margin



(€ m)
3,422
+12.1%
3,837
9M05
9M06

Pre-Tax Income(1)



(€ m)
2,864
+13.9%
3,263
9M05
9M06

Net Income



(€ m)
1,845
+17.8%
2,173
9M05
9M06

Note: 9M05 figures restated to reflect 9M06 consolidation area and discontinued operations
(1) Income before Tax from Continuing Operations

Banca Intesa
3

Retail Division 5.9% Italian Subsidiary Banks Division 7.9% International Subsidiary Banks Division 14.6% Corporate Division and BIIS(1) 13.1% Total Group 8.0% Solid Top-Line Growth in All Divisions Operating Income %9M06 vs 9M05 (1) Banca Intesa Infrastrutture e Sviluppo

Note: 30.09.05 figures restated to reflect 30.09.06 consolidation area and discontinued operations (1) Including Net Income Total Assets 268,152 282,729 5.4 Loans to Customers 160,338 179,254 11.8 Direct Customer Deposits 179,833 193,790 7.8 Indirect Customer Funds 293,065 303,053 3.4 Total Customer Administered Funds 472,898 497,690 5.2 Shareholders’ Equity 15,389 17,536 14.0 of which Assets under Management 57,067 60,315 5.7 (€ m) % Restated 30.09.06 30.09.05 (1) Balance Sheet Volume Growth ConfirmedAssets under Management figures do not include Mutual Funds, included in Assets under Administration and in Custody after the Nextra transaction [•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%2002 Pro Forma Post Exercise of Warrant Put(1)Impact of Expected Disposals(2)Impact of Sale of Treasury Shares from Warrant Put(3)Conversion of Saving Shares(4)Retained Earnings(5)Loans Rationalisation(6)2004E Target[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%2002 Pro Forma Post Exercise of Warrant Put(1)Impact of Expected Disposals(2)Impact of Sale of Treasury Shares from Warrant Put(3)Conversion of Saving Shares(4)Retained Earnings(5)Loans Rationalisation(6)2004E Target

Note: 9M05 figures restated to reflect 9M06 consolidation area and discounted operations 9M06 Analysis Revenues Keep Growing nearly double the Pace of Costs +8.7%restating 9M05 and 9M06 for the two above mentioned items +€10m; +7.5%excluding negative contribution from the stake in Pirelli (-€24m) and restating 9M05 data to include only 35% of Nextra Net Income +20.7% restating 9M05 and 9M06 for the two above mentioned items [•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%2002 Pro Forma Post Exercise of Warrant Put(1)Impact of Expected Disposals(2)Impact of Sale of Treasury Shares from Warrant Put(3)Conversion of Saving Shares(4)Retained Earnings(5)Loans Rationalisation(6)2004E Target(€ m)Net interest income3,9764,2075.8Dividends and P/L on investments carried at equity162123(24.1)Net fee and commission income2,5822,7084.9Profits (Losses) on trading50673344.9Other operating income (expenses)(8)24n.m. Operating income7,2187,7958.0Personnel expenses(2,241)(2,317)3.4Other administrative expenses(1,209)(1,269)5.0Adjustments to property, equipment and intangible assets(346)(372)7.5Operating costs(3,796)(3,958)4.3Operating margin3,4223,83712.1Net provisions for risks and charges(202)(75)(62.9)Net adjustments to loans(477)(545)14.3Net impairment losses on other assets(3)(5)66.7Profits (Losses) on HTM and on other investments12451(58.9)Income before tax from continuing operations2,8643,26313.9Taxes on income from continuing operations(971)(1,069)10.1Income (Loss) after tax from discontinued operations596611.9Minority interests(107)(87)(18.7)Net income1,8452,17317.89M05Restated9M06?%[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%2002 Pro Forma Post Exercise of Warrant Put(1)Impact of Expected Disposals(2)Impact of Sale of Treasury Shares from Warrant Put(3)Conversion of Saving Shares(4)Retained Earnings(5)Loans Rationalisation(6)2004E Target

Note: 3Q05 figures restated to reflect 3Q06 consolidation area and discontinued operations Quarterly Analysis: 3Q06 vs 3Q05 Healthy Growth in Operating Margin +21% restating 3Q05 and 3Q06 for the two above mentioned items and excluding Income after Tax from Discontinued Operations +8.1% restating 3Q05 and 3Q06 for the above items +€19m; +53% excluding negative contribution from the stake in Pirelli (-€24m in 3Q06) and restating 3Q05 to include only 35% of Nextra Net Income [•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%2002 Pro Forma Post Exercise of Warrant Put(1)Impact of Expected Disposals(2)Impact of Sale of Treasury Shares from Warrant Put(3)Conversion of Saving Shares(4)Retained Earnings(5)Loans Rationalisation(6)2004E Target(€ m)Net interest income1,3491,4346.3Dividends and P/L on investments carried at equity4731(34.0)Net fee and commission income8188635.5Profits (Losses) on trading17020218.8Other operating income (expenses)(7)4n.m. Operating income2,3772,5346.6Personnel expenses(753)(766)1.7Other administrative expenses(394)(421)6.9Adjustments to property, equipment and intangible assets(121)(131)8.3Operating costs(1,268)(1,318)3.9Operating margin1,1091,2169.6Net provisions for risks and charges(45)(18)(60.0)Net adjustments to loans(165)(173)4.8Net impairment losses on other assets1(4)n.m. Profits (Losses) on HTM and on other investments421(97.6)Income before tax from continuing operations9421,0228.5Taxes on income from continuing operations(318)(319)0.3Income (Loss) after tax from discontinued operations5523(58.2)Minority interests(34)(29)(14.7)Net income6456978.13Q05Restated3Q06?%[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%2002 Pro Forma Post Exercise of Warrant Put(1)Impact of Expected Disposals(2)Impact of Sale of Treasury Shares from Warrant Put(3)Conversion of Saving Shares(4)Retained Earnings(5)Loans Rationalisation(6)2004E Target

Net Interest Income
Upward Trend Confirmed

Yearly Analysis



(€ m)
3,976
+5.8%
4,207
9M05
9M06

Quarterly Analysis



(€ m)
1,333
1,349
1,332
1,360
1,413
1,434
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06

- **Increase mainly driven by sustained average volume growth in Retail[1] loans (+10%; +€11bn) and improvement in mark-down**
- **+18% average volume growth in Mid Corporate loans (+€1.7bn), focusing on ~3,000 priority customers**
- **Recovery in Large Corporate loans, as planned: +3% average volume growth (+€0.4bn)**
- **+24% average growth in Public and Infrastructure loans (+€1.1bn)**

- **3Q06 the highest quarter ever**
- **+6.3% 3Q06 vs 3Q05, +1.5% 3Q06 vs 2Q06**
- **In 3Q06 vs 2Q06 further average volume growth in Mid and Large Corporate loans (+5.3%; +€1.4bn)**
- **Selective lending policy confirmed to deliver sustainable value creation**

(1) *Retail Division, Italian Subsidiary Banks Division and International Subsidiary Banks Division (CEE)*

Banca Intesa
8

YoY Growth Rate of Average Loans to Customers Volumes Net Interest IncomeSelective Lending Growth Momentum Confirmed (1) Households, Affluent, Private and Small Businesses (2) SMEs, Micro-Enterprises, Non-Profit Entities6.5%19.5%Retail (1) Group Loans to Customers Italian Subsidiary Banks SMEs (2) Large Corporate Public and Infrastructure Finance Mid Corporate International Subsidiary Banks 1,3678.0%1,36710.2%6.4%13.5%4.6%4.1%Business Plan Target: 2004-2007 CAGR9.2%10.1%5.9%7.3%FY051Q062Q063Q0618.6%29.3%5.9%(6.0)%FY051Q062Q063Q0611.3%9.8%9.9%11.3%FY051Q062Q063Q0611.6%11.2%12.6%10.6%FY051Q062Q063Q0626.0%25.2%19.5%27.2%FY051Q062Q063Q065.4%2.7%(5.2)%1.1%FY051Q062Q063Q0623.9%21.7%18.3%24.0%FY051Q062Q063Q06

Net Interest Income9M06 vs 9M05 Variation: Growth Mainly Driven by Volumes (€ m) Volumes +258 Net Interest Income +231 9M06 vs 9M05 Other (51) Spread +24 Operating Impacts +282 Despite Interest Rate convergence in CEE

Net Interest Income3Q06 vs 2Q06 Variation: Growth Driven by Volumes and Spread (€ m) Volumes +18 Net Interest Income +21 3Q06 vs 2Q06 Other (17) Spread +20 Operating Impacts +38

Net Fee and Commission Income
Trend Affected by Dealing & Placement of Securities



Yearly Analysis
(€ m)
2,582
+4.9%
2,708
9M05
9M06



Quarterly Analysis
(€ m)
881
818
848
950
895
863
+5.5%
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06

- Main drivers for growth
  - Structured Finance transactions +10.7%
  - Dealing & placement of securities +7.8%
  - Guarantees given +7.7%
- +7,3% excluding planned drop in revenues from the placement of third-party structured bonds (-€50m; -31%: from €160m in 9M05 to €110m in 9M06)
- Fees from the placement of mutual funds up to ~€480m from ~€370m in 9M05
- Fees from dealing & placement of other securities at ~€160m, stable vs 9M05

- +5.5% 3Q06 vs 3Q05
- 3Q06 decline vs 2Q06 also due to summer seasonality
- Dealing & Placement of securities component at ~€210m in 3Q06 vs ~€245m in 2Q06 due to fees on
  - placement of third-party structured bonds at ~€30m in 3Q06 vs ~€35m in 2Q06
  - placement of mutual funds at ~€130m in 3Q06 vs ~€160m in 2Q06
  - dealing & placement of other securities at ~€50m in 3Q06, stable vs 2Q06

Banca Intesa
12

Profits on Trading
9M06 Profits Already Exceed FY05



Yearly Analysis
(€ m)
506
+44.9%
733
9M05
9M06



Quarterly Analysis
(€ m)
153
170
114
356
175
202
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06

- 9M06 sustained growth vs 9M05 largely due to "core" performance
- Contribution to the growth from FIAT and Parmalat positions of ~€20m (positive mark-to-market of ~€100m in 9M06 vs ~€80m in 9M05 related to the *"convertendo"*)

- A further strong quarter after 1Q06 record results and a good 2Q06
- Contribution to 3Q06 profits from FIAT and Parmalat positions of ~€10m

Banca Intesa
13

Operating Costs Maintain Selective Growth

Accelerating Expenses and Investments for Growth. Cost / Income at 50.8%

Yearly Analysis

Operating Costs

(€ m)



3,796
+4.3%
3,958
9M05
9M06

Personnel Expenses

(€ m)



2,241
+3.4%
2,317
9M05
9M06

Other Administrative Expenses

(€ m)



1,209
1,269
372
413
+11.0%
837
856
+2.3%
9M05
9M06

Adjustments

(€ m)



346
+7.5%
372
9M05
9M06

Growth-related costs (IT+ training + advertising)
Others

Quarterly Analysis

Operating Costs

(€ m)



1,296
1,268
1,430
63
1,367
1,300
1,340
1,318
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06

Personnel Expenses

(€ m)



Non-recurring charges for the stock granting programme
746
753
823
63
760
771
780
766
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06

Other Administrative Expenses

(€ m)



434
394
453
412
436
421
133
113
169
127
151
134
301
281
284
285
285
287
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06

Adjustments

(€ m)



116
121
154
117
124
131
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06

Growth-related costs (IT+ training + advertising)
Others

- Very low Cost/Income: 9M06 down to 50.8% vs 52.6% in 9M05 and 54.6% in FY05
- Accelerated investments for growth, mainly abroad (CEE Operating Costs +11%)
- Enhancement of the operating platform: +88 branches and +1,050 employees vs 30.09.05
- Personnel Expenses growth due to national labour contract renewal and salesforce growth
- Operating Costs growth rate expected to decline on a FY basis

- 3Q06 Other Administrative Expenses +6.9% vs 3Q05 due to growth-related costs up 18.6% and other costs up 2.1%
- +13 branches and +241 employees vs 30.06.06, mainly in CEE

Banca Intesa
14

Investments Ahead of Schedule through the 2005-2007 Business Plan Description 2005-2007 Capital budget (€ m) Business Continuity Management/Disaster Recovery IAS Project Physical and IT security Initiatives against money-laundering Safety and Security/ BCM/ Disaster Recovery 210 Further roll-out of new branch lay-out (~500 branches) Restructuring/renovation (~900 branches) New branches (~230 openings) Implementation of branch ICT Branches 740 Upgrading of Business Information Systems ICT rationalisation Business Information Systems 315 Rationalisation of headquarters real estate Implementation of organisational changes Change management HR development and efficiency programs 125 Operating/financial risk management systems Upgrade of Value Based Management System Upgrade of P&C systems Risk & Value Management 100 New finance IT systems Completion of Fund Administration project Back-office processes and systems 90 Innovative Channels Marketing support systems Other development projects Direct Channels, Marketing and Other development projects 240 1,820 Macro Projects Actual 1.1.05 – 30.9.06 (€ m) % Implemented 172 436 205 90 71 66 170 1,210 82% 59% 65% 72% 71% 73% 71% 66%

Provisions Decline in Gross Adjustments to Loans 9M05 Total Net Provisions include ~€115m non-recurring Provisions for Risks and Charges Decline in Gross Adjustments to Loans despite the transfer to Substandard Loans in 1Q06 of part of positions Past Due by Over 180 days recognised for the first time as at 31.12.05 and despite the increase of adjustments vs performing loans (€ m)Yearly Analysis Net Adjustments to Loans Total Net Provisions(1) (€ m)(€ m)Quarterly Analysis Total Net Provisions(1) -8.4%+14.3%(1) Includes Net Provisions for risks and charges, Net adjustments to loans and Net impairment losses on other assets 3Q06 Gross Adjustments to Loans decline vs 2Q06 despite the increase of the coverage of performing loans (+€10m) -3.6%-18.0%Write-backs on Loans Gross Adjustments to LoansWrite-backs on Loans Gross Adjustments to Loans (€ m)(€ m)(€ m)(€ m)(€ m)Net Adjustments to Loans 6826259M059M061954732441882422092Q053Q054Q051Q062Q063Q064885959M059M063014543563074253302Q053Q054Q051Q062Q063Q061732072631651231652Q053Q054Q051Q062Q063Q065454779M059M061,0721,0339M059M061282181911652331422Q053Q054Q051Q062Q063Q06

Asset Quality in Line with European Best PracticeCost of Risk Remains Low Net Loan Adjustments/Op. Margin 76% 77% 34% 23% 22% 16% 14% Net Loan Adjustments/Loans 1.3% 1.4% 0.8% 0.56% 0.52% 0.44% 0.41% Net Doubtful Loans(3)/Loans 3.0% 3.2% 3.0% 2.7% 0.6% 0.7% 0.9% Doubtful Loans(3) Coverage 59% 62% 65% 67% 71% 69% 67% (1) 2004 figures restated to reflect the IAS/IFRS application (including IAS 39 estimates), 2005 consolidation area and discontinued operations (doubtful loans sale) (2) Annualised (3) Sofferenze Ratios 2004 2001 2002 2003 2005 2004 Restated(1) Pre-IAS 9M06 (2) Asset quality discipline underpinning no deterioration

Non Performing Loans Flat and Low (1) 2004 figures restated to reflect the IAS/IFRS application (including IAS 39 estimates), 2005 consolidation area and discontinued operations (doubtful loans sale) Net Doubtful Loans (Sofferenze) + Net Substandard (Incagli) + Net Past due > 180 days (€ m) Net Doubtful Net Substandard 5,0785,2345,1424,4637,8659,612Net Past Due 5,156 Gross Doubtful Loans (Sofferenze) + Gross Substandard (Incagli) + Gross Past due > 180 days (€ m) 19,934Gross Doubtful Gross Substandard Gross Past Due 17,4779,0799,3589,2968,0119,39831.12.02 31.12.04 31.12.04 Restated (1) 31.12.05 31.03.06 30.06.06 30.09.06 31.12.02 31.12.04 31.12.04 Restated (1) 31.12.05 31.03.06 30.06.06 30.09.06 1,5854,2643,6493,5133,2263,1783931,4641,3621,2299504,2165,3483,3193,13445255371531.12.0231.12.04Restated31.03.0630.09.064,7485,6694,7674,7664,3234,2414094,5044,3373,9953,24512,71014,2654,4474,33046957475431.12.0231.12.0431.12.04Restated31.12.0531.03.0630.06.0630.09.06

Core Tier 1 5.3% 7.6% 6.7% 7.1% 7.3% Tier 1 6.0% 8.5% 7.6% 7.9% 8.1% Total Capital 9.3% 11.6% 11.0% 10.3% 11.3% Capital Ratios Sound Capital Base Confirmed while Growing Ratios 20012004 2005 2004 IAS 30.09.06

Divisional Financial Highlights as at 30.09.06

	Retail (1)	Italian Subsidiary Banks	International Subsidiary Banks	Corporate and BIIS (2)	Central Functions/ Other	Total
Operating Income (€ m)	4,135	1,251	912	1,429	68	7,795
Operating Margin (€ m)	1,977	658	441	916	(155)	3,837
Cost/Income (%)	52.2	47.4	51.6	35.9	n.m.	50.8
RWA (€ bn)	80.6	27.8	16.8	59.1	13.5	197.9
Allocated Capital(3) (€ bn)	4.9	1.7	1.0	3.5	0.8	11.9
Pre-tax ROE(4) (%)	43.9	45.2	46.8	33.8	(24.5)	36.6
Customer Deposits(5) (€ bn)	74.7	26.8	15.4	37.0	39.9	193.8
Loans to Customers (€ bn)	85.0	27.5	13.6	49.5	3.7	179.3
EVA® (€ m)	723	198	179	391	(397)	1,095

Treasury and Finance	25
Cost of Excess Capital	(233)
Central Costs	(149)
Other	(40)

- 9M06 €1,095m EVA® vs €922m in 9M05 (+19%)

Figures may not add up exactly due to rounding differences

(1) *Includes Individuals (Households, Affluent, Private), SOHO (Small Businesses and Micro Enterprises with turnover <€2.5m), SMEs (turnover between €2.5m and €50m), Non-Profit Entities and Subsidiary Companies operating in Industrial Credit and Leasing*

(2) *Includes Corporates (turnover over €50m), Public Administrations, Financial Institutions, Factoring and Public and Infrastructure Finance Subsidiary Bank (Banca Intesa Infrastrutture e Sviluppo)*

(3) *Allocated Capital = 6% RWA*

(4) *Income before Taxes from Continuing Operations / Allocated Capital*

(5) *Excluding subordinated liabilities*

Banca Intesa

20

Retail Division

Cost / Income Ratio at 52.2%

(€ m)	9M05 Restated	9M06	Δ%
Net interest income	2,106	2,307	9.5
Dividends and P/L on investments carried at equity	89	88	(1.1)
Net fee and commission income	1,682	1,716	2.0
Profits (Losses) on trading	8	3	(62.5)
Other operating income (expenses)	20	21	5.0
Operating income	**3,905**	**4,135**	**5.9**
Personnel expenses	(1,205)	(1,218)	1.1
Other administrative expenses	(744)	(784)	5.4
Adjustments to property, equipment and intangible assets	(136)	(156)	14.7
Operating costs	**(2,085)**	**(2,158)**	**3.5**
Operating margin	**1,820**	**1,977**	**8.6**
Net provisions for risks and charges	(2)	(2)	-
Net adjustments to loans	(238)	(377)	58.4
Net impairment losses on other assets	0	0	-
Profits (Losses) on HTM and on other investments	0	(1)	-
Income before tax from continuing operations	**1,580**	**1,597**	**1.1**

Cost / Income (%)	53.4	52.2
Pre-tax ROE (%)	45.4	43.9
EVA® (€ m)	724	723

- Strong growth in Net Interest Income mainly due to retail loans growth (Residential Mortgages stock +10% and Personal Loans stock +26%) and improvement in mark down
- Selective growth in SMEs'[1] loans confirmed (+5%)
- Decrease in profits from third-party structured bonds (~€110m in 9M06 vs ~€160m in 9M05)
- Increase in Net Adjustments to Loans also due to the transfer to Substandard Loans in 1Q06 of part of positions Past Due by Over 180 days (recognised for the first time as at 31.12.05)

Note: *Includes Individuals (Households, Affluent, Private), SOHO (Small Businesses & Micro Enterprises with turnover <€2.5m), SMEs (turnover between €2.5m and €50m), Non-Profit Entities and Subsidiary Companies operating in Industrial Credit and Leasing*

(1) *SMEs, Micro-Enterprises, Non-Profit Entities*

Banca Intesa

21

Italian Subsidiary Banks DivisionTwo-digit Net Interest Income Growth and Cost / Income at 47.4% Revenues more than double the pace of costs Sustained growth in Net Interest Income due to strong volume growth (Loans to Customers +11% and Customer Deposits +7%) and improvement in mark-down (€ m)Net interest income69377912.4Dividends and P/L on investments carried at equity11110.0Net fee and commission income4004184.5Profits (Losses) on trading5142(17.6)Other operating income (expenses)41(75.0)Operating income1,1591,2517.9Personnel expenses(375)(393)4.8Other administrative expenses(177)(178)0.6Adjustments to property, equipment and intangible assets(20)(22)10.0Operating costs(572)(593)3.7Operating margin58765812.1Net provisions for risks and charges(35)(14)(60.0)Net adjustments to loans(76)(81)6.6Net impairment losses on other assets0(3)-Profits (Losses) on HTM and on other investments173(82.4)Income before tax from continuing operations49356314.2Cost / Income (%)49.347.4Pre-tax ROE (%)41.645.2EVA ®(€ m)1771989M05Restated9M06%

International Subsidiary Banks Division (CEE)

Strong Growth in Operating Income and Pre-tax Income

(€ m)	9M05 Restated	9M06	Δ%
Net interest income	495	544	9.9
Dividends and P/L on investments carried at equity	(6)	1	-
Net fee and commission income	205	238	16.1
Profits (Losses) on trading	113	134	18.6
Other operating income (expenses)	(11)	(5)	(54.5)
Operating income	**796**	**912**	**14.6**
Personnel expenses	(196)	(220)	12.2
Other administrative expenses	(169)	(190)	12.4
Adjustments to property, equipment and intangible assets	(59)	(61)	3.4
Operating costs	**(424)**	**(471)**	**11.1**
Operating margin	**372**	**441**	**18.5**
Net provisions for risks and charges	3	(3)	-
Net adjustments to loans	(90)	(89)	(1.1)
Net impairment losses on other assets	5	3	(40.0)
Profits (Losses) on HTM and on other investments	4	3	(25.0)
Income before tax from continuing operations	**294**	**355**	**20.7**
Cost / Income (%)	**53.3**	**51.6**	
Pre-tax ROE (%)	**49.9**	**46.8**	
EVA® (€ m)	**167**	**179**	

- Sustained volume growth confirmed (Loans to Customers +26% and Customer Deposits +14%)
- Net Interest Income growth affected by interest rate convergence
- Operating Costs increase due to planned development of branch network (+46 branches vs 30.09.05), reinforcement of saleforce (~+650 employees vs 30.09.05) and to investments in Banks recently acquired

Banca Intesa
23

Corporate Division and Banca Intesa Infrastrutture e Sviluppo

Double Digit Top-Line Growth

(€ m)	9M05 Restated	9M06	Δ%
Net interest income	449	477	6.2
Dividends and P/L on investments carried at equity	3	22	-
Net fee and commission income	487	519	6.6
Profits (Losses) on trading	305	385	26.2
Other operating income (expenses)	20	26	30.0
Operating income	**1,264**	**1,429**	**13.1**
Personnel expenses	(198)	(208)	5.1
Other administrative expenses	(243)	(259)	6.6
Adjustments to property, equipment and intangible assets	(50)	(46)	(8.0)
Operating costs	**(491)**	**(513)**	**4.5**
Operating margin	**773**	**916**	**18.5**
Net provisions for risks and charges	(7)	(3)	(57.1)
Net adjustments to loans	(42)	(38)	(9.5)
Net impairment losses on other assets	(2)	(5)	-
Profits (Losses) on HTM and on other investments	0	27	-
Income before tax from continuing operations	**722**	**897**	**24.2**

Cost / Income (%)	38.9	35.9
Pre-tax ROE (%)	32.2	33.8
EVA ® (€ m)	284	391

- Operating Income up 15% and Operating Margin up 22% including profits on "core" merchant banking transactions accounted for in Profits on HTM and on Other Investments
- Net Interest Income up 16% excluding higher funding costs related to the increase of Caboto and Merchant Banking portfolio
- Growth in Mid Corporate loans (+18%) focusing on 3,000 priority clients
- Recovery in Large Corporate loans (+3%), as planned
- Contribution to the growth of Profits on Trading from the positive mark-to-market of FIAT and Parmalat positions: ~€20m
- No deterioration in Asset Quality due to tight risk control

Note: *Corporate Division includes Corporates (turnover over €50m), Public Administrations, Financial Institutions, Factoring and Public and Infrastructure Finance Subsidiary Bank (Banca Intesa Infrastrutture e Sviluppo)*

Banca Intesa

24

Cost/Income 60% 54.4% 50.8% 50% ROE 16% 18.5% 18.9% 20% Conclusions % 9M06 vs 9M05 BP Target 2004-2007 CAGR BP = 2005-2007 Business Plan (1) Excluding the €63m non-recurring charges related to the stock granting plan accounted for in 4Q05 under Personnel Expenses caption (2) 2004 figures restated to reflect the IAS/IFRS application (including IAS 39 estimates), 2005 consolidation area and discontinued operations (3) Ratio between Net Income for the period and period-end sum of Share Capital, Share Premium Reserve, Reserves and Valuation Reserves (4) Adjusted excluding capital gains on Nextra and IGC sale transactions, non-recurring charges for the stock granting plan and non-recurring Provisions for risks and charges (5) Annualised Results on Track on our 2005-2007 Business Plan Targets, with substantial improvement in profitability and efficiency: 30.09.06 2007 BP Target 2005(4) (1) % FY05 vs FY04 2004 (2) (5) Growth rate planned to decline for the full year (1) (1) +13.7%excluding negative contribution from the stake in Pirelli (-€24m) and restating 9M05 data to include only 35% of Nextra Net Income Operating Income +8.5% +8.0% +7.4% Operating Costs -0.9% +4.3% +1.1% Operating Margin +22.3% +12.1% +15.6% (3)

Appendix

Quarterly Analysis Note: 2005 and 1Q06 figures restated to reflect 3Q06 consolidation area including line by line Banca Intesa Beograd, CR Fano, KMB Bank, UPI Banka and excluding line by line Nextra, IGC, Banco Wiese Sudameris and Tax-Collection companies (1) Including €115m in 2Q05 and €135m in 4Q05 of non-recurring provisions for risks and charges (2) Including €682m capital gain from the Nextra transaction (3) Including €49m capital gain from the IGC sale transaction (2) (3) (1) (1) [•]% [•]% [•]% [•]% [•]% [•]% [•]% [•]% [•]% 2002 Pro Forma Post Exercise of Warrant Put (1) Impact of Expected Disposals (2) Impact of Sale of Treasury Shares from Warrant Put (3) Conversion of Saving Shares (4) Retained Earnings (5) Loans Rationalisation (6) 2004E Target (€ m) Net interest income 1,294 1,333 1,349 1,332 1,360 1,413 1,434 Dividends and P/L on investments carried at equity 53 62 47 50 29 63 31 Net fee and commission income 883 881 818 848 950 895 863 Profits (Losses) on trading 183 153 170 114 356 175 202 Other operating income (expenses) (12) 11 (7) 11 12 8 4 Operating income 2,401 2,440 2,377 2,355 2,707 2,554 2,534 Personnel expenses (742) (746) (753) (823) (771) (780) (766) Other administrative expenses (381) (434) (394) (453) (412) (436) (421) Adjustments to property, equipment and intangible assets (109) (116) (121) (154) (117) (124) (131) Operating costs (1,232) (1,296) (1,268) (1,430) (1,300) (1,340) (1,318) Operating margin 1,169 1,144 1,109 925 1,407 1,214 1,216 Goodwill impairment 0 0 0 (6) 0 0 0 Net provisions for risks and charges (44) (113) (45) (192) (38) (19) (18) Net adjustments to loans (189) (123) (165) (263) (207) (165) (173) Net impairment losses on other assets 4 (8) 1 (18) 3 (4) (4) Profits (Losses) on HTM and on other investments 61 21 42 709 0 50 1 Income before tax from continuing operations 1,001 921 942 1,155 1,165 1,076 1,022 Taxes on income from continuing operations (348) (305) (318) (46) (404) (346) (319) Income (Loss) after tax from discontinued operations 5 (1) 55 98 19 24 23 Minority interests (38) (35) (34) (27) (29) (29) (29) Net income 620 580 645 1,180 751 725 697 2Q05 3Q05 4Q05 Restated 1Q06 2Q06 1Q05 3Q06 [•]% [•]% [•]% [•]% [•]% [•]% [•]% [•]% [•]% 2002 Pro Forma Post Exercise of Warrant Put (1) Impact of Expected Disposals (2) Impact of Sale of Treasury Shares from Warrant Put (3) Conversion of Saving Shares (4) Retained Earnings (5) Loans Rationalisation (6) 2004E Target

Net Fee and Commission Note: 9M05 figures restated to reflect 9M06 consolidation area (1) Including ~€160m in 9M05 and ~€110m in 9M06 from the placement of third-party structured bonds and ~€370m in 9M05 and ~€480m in 9M06 from the placement of mutual funds Net Fee and Commission Breakdown Commercial banking activities 1,047 1,075 2.7 of which - Credit / Debit cards 211 222 5.2 - Current accounts 516 521 1.0 Brokerage & AUM 1,251 1,321 5.6 of which - Dealing and Placement of Securities 695 749 7.8 - Insurance products 290 303 4.5 - Portfolio management 128 135 5.5 Others 284 312 9.9 Total 2,582 2,708 4.9 9M05 Restated 9M06 Δ% (€ m) (1) (1) 11.5%11.0%48.8%48.5%39.7%40.5%9M059M06Commercial Banking Brokerage & AUMOthers

Retail DivisionIn the Last Two Years the Range of Products Was Completely Renewed Conto Intesa Conto Intesa Business Conto Intesa Personal Continuing product innovation Launched in Dec. 2003 Launched in Jun. 2004 Launched in Jun. 2004 Conto Intesa 18-26 Conto Intesa Condominio Launched in Jun. 2005 Launched in Sept. 2005 Recently launched products (examples) As at 30.09.06 one million current accounts were opened since their launch, 46% of which are new accountsConto Intesa Light Launched in July 2006

Italian Subsidiary Banks Division
Positive Performance in All Banks

Operating Income

CARIPARMA & PIACENZA


(€ m)
537
+7.3%
576
9M05
9M06

Banca di Trento e Bolzano / Bank für Trient und Bozen


(€ m)
66
+3.0%
68
9M05
9M06

Banca Popolare FriulAdria


(€ m)
167
+12.0%
187
9M05
9M06

BIVERBANCA


(€ m)
98
+6.1%
104
9M05
9M06

Intesa CASSE DEL CENTRO


(€ m)
291
+8.6%
316
9M05
9M06

Banca Intesa
30

International Subsidiary Banks DivisionPositive Performance in All Banks Figures may not add up exactly due to rounding differences – Balance Sheet figures: contribution to Intesa consolidated accounts (1) Acquired in 2005 (2) Acquired in February 2006 (3) Including Net provisions for risks and charges, Net adjustments to loans and Net impairment losses on assets (4) Income before Tax from Continuing Operations Operating Income 229 260 257 287 207 228 68 77 27 51 8 9 Operating Costs (118) (124) (132) (141) (118) (121) (31) (44) (20) (36) (5) (5) Operating Margin 111 135 125 145 89 107 37 34 7 15 3 4 Net Provisions(3) (30) (36) (16) (15) (6) (20) (25) (11) (4) (7) (2) (2) Pre-Tax Income(4) 81 102 111 131 86 88 12 23 3 9 1 3 Net Income 63 74 89 106 74 71 0 24 0 6 0 2 Customer Deposits 3,270 3,692 4,408 4,933 4,384 5,273 693 988 176 327 187 231 Loans to Customers 4,614 5,346 3,629 4,587 2,024 2,296 389 673 288 529 110 125 Total Assets 5,722 6,621 6,242 7,521 5,844 6,318 834 1,283 367 607 225 270 (€ m) PBZ (Croatia)9M06 9M05 VUB (Slovakia)9M06 9M05 CIB (Hungary)9M06 9M05 Banca Intesa Beograd (1) (Serbia) 9M06 9M05 30.09.06 30.09.05 30.09.06 30.09.05 30.09.06 30.09.05 30.09.06 30.09.05 KMB Bank (1) (Russian Federation) 9M06 9M05 30.09.06 30.09.05 UPI Banka (2) (Bosnia and Herzegovina) 9M06 9M05 30.09.06 30.09.05 [•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%2002 Pro Forma Post Exercise of Warrant Put(1)Impact of Expected Disposals(2)Impact of Sale of Treasury Shares from Warrant Put(3)Conversion of Saving Shares(4)Retained Earnings(5)Loans Rationalisation(6)2004E Target[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%[•]%2002 Pro Forma Post Exercise of Warrant Put(1)Impact of Expected Disposals(2)Impact of Sale of Treasury Shares from Warrant Put(3)Conversion of Saving Shares(4)Retained Earnings(5)Loans Rationalisation(6)2004E Target

Acquisition of Ukrsotsbank: an Important Step Forward in Banca Intesa's Presence in Central-Eastern Europe


Russian Federation
Ukraine
Slovakia
Hungary
Croatia
Bosnia and Herzegovina
Serbia

	Population	Total Assets (€ bn)	Customers	Branches	Ranking
Croatia PBZ	~4,000,000	7.5	~1,750,000	212	2nd
Slovakia VUB	~5,000,000	6.3	~1,600,000	238	2nd
Serbia Banca Intesa Beograd	~10,000,000	1.3	~900,000	159	2nd
Hungary CIB	~10,000,000	6.6	~500,000	89	4th
Ukraine Ukrsotsbank (1)	~47,000,000	2.3	~1,300,000	506	6th
Bosnia-Herzegovina Upi Banka LTG banka	~4,000,000	0.3 0.1	~90,000 ~75,000	15 25	5th 17th
Sub Total	~80,000,000	24.4	~6,215,000	1,244	
Russian Federation KMB Bank	~145,000,000	0.6	~55,000	51	Leading bank in small enterprises segment
Total		25.0	~6,270,000	1,295	

(1) *Acquisition under way*

Banca Intesa

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Disclaimer The Banca Intesa securities that will be issued in connection with the merger with Sanpaolo IMI have not been, and are not intended to be, registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold, directly or indirectly, into the United States except pursuant to an applicable exemption. The Banca Intesa securities will be made available within the United States in connection with the merger pursuant to an exemption from the registration requirements of the Securities Act. The merger relates to the securities of two foreign (non-U.S.) companies and is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since Banca Intesa and Sanpaolo IMI are located in Italy, and some or all of their officers and directors may be residents of Italy or other foreign countries. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that Banca Intesa may purchase securities of Sanpaolo IMI otherwise than in the merger, such as in open market or privately negotiated purchases. FORWARD-LOOKING STATEMENTS This communication contains forward-looking information and statements about Banca Intesa S.p.A Forward-looking statements are statements that are not historical facts. These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates” and similar expressions. Although the management of Banca Intesa S.p.A. believes that the expectations reflected in such forward-looking statements are reasonable, investors and holders of Sanpaolo IMI S.p.A. and Banca Intesa S.p.A. shares are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Banca Intesa S.p.A., that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the public documents sent by Banca Intesa S.p.A. to CONSOB. Except as required by applicable law, Banca Intesa S.p.A. undertakes no obligation to update any forward-looking information or statements.